Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

Cisco Demonstrates Solid Execution in Q3FY14

New Markets and Technologies Drive Plan to Return to Growth

•	Q3 Revenue: $11.5 billion

•	Q3 Earnings per Share: $0.42 GAAP; $0.51 non-GAAP

SAN JOSE, Calif. -- May 14, 2014 -- Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its third quarter results for the period ended April 26, 2014. Cisco reported third quarter revenue of $11.5 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.42 per share, and non-GAAP net income of $2.6 billion or $0.51 per share.

“I’m pleased with our performance in Q3. Our financial results exceeded the guidance we provided last quarter as we demonstrated clear progress on returning to growth. The entire team is focused on moving Cisco forward aggressively and we remain confident in our long-term goal to be the #1 IT company,” stated John Chambers, Cisco chairman and chief executive officer.

GAAP Results

	Q3 2014	Q3 2013	Vs. Q3 2013
Revenue	$11.5 billion	$12.2 billion	(5.5)%
Net Income	$2.2 billion	$2.5 billion	(12.0)%
Earnings per Share	$ 0.42	$ 0.46	(8.7)%

Non-GAAP Results

	Q3 2014	Q3 2013	Vs. Q3 2013
Net Income	$2.6 billion	$2.7 billion	(3.2)%
Earnings per Share	$ 0.51	$ 0.51	—%

Revenue for the first nine months of fiscal 2014 was $34.8 billion, compared with $36.2 billion for the first nine months of fiscal 2013. Net income for the first nine months of fiscal 2014, on a GAAP basis, was $5.6 billion or $1.06 per share, compared with $7.7 billion or $1.44 per share for the first nine months of fiscal 2013. Non-GAAP net income for the first nine months of fiscal 2014 was $8.0 billion or $1.51 per share, compared with $8.0 billion or $1.50 per share for the first nine months of fiscal 2013.

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table following the Consolidated Statements of Operations.

Cisco will discuss third quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Cash and Cash Equivalents and Investments

•	Cash flows from operations were $3.2 billion for the third quarter of fiscal 2014, compared with $2.9 billion for the second quarter of fiscal 2014, and compared with $3.1 billion for the third quarter of fiscal 2013.

•	Cash and cash equivalents and investments were $50.5 billion at the end of the third quarter of fiscal 2014, compared with $47.1 billion at the end of the second quarter of fiscal 2014, and compared with $50.6 billion at the end of the fourth quarter of fiscal 2013.

Dividends and Stock Repurchase Program

•	Cisco repurchased approximately 90 million shares of common stock under the stock repurchase program at an average price of $22.24 per share for an aggregate purchase price of $2.0 billion during the third quarter of fiscal 2014. As of April 26, 2014, Cisco had repurchased and retired 4.2 billion shares of Cisco common stock at an average price of $20.56 per share for an aggregate purchase price of approximately $86.9 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program as of April 26, 2014 was approximately $10.1 billion with no termination date.

•	During the third quarter of fiscal 2014, Cisco paid a cash dividend of $0.19 per common share, or $974 million.

“We executed well this quarter with a focus on operational excellence,” stated Frank Calderoni, Cisco executive vice president and chief financial officer. “Our strong and consistent cash generation demonstrates the value of our business model.”

Internet of Everything

•	Cisco announced plans to build the world’s largest global Intercloud for the Internet of Everything (IoE) together with a set of partners, a distributed network and security architecture designed for high-value application workloads, real-time analytics, “near infinite” scalability and full compliance with local data sovereignty laws.
•	Cisco and AGT International announced a Smart City Global Strategic Alliance that plans to deliver the promise of the IoE through edge analytics and cloud technologies that dramatically change the way cities are managed and safeguarded.
•	Cisco selected Toronto as the location for one of four global Cisco® Internet of Everything Innovation Centers, representing a planned investment of up to $100 million over 10 years.

Next Generation of IT

•	Cisco’s Visual Networking Index™ Global Mobile Data Traffic Forecast Update for 2013 to 2018 projects that worldwide mobile data traffic is expected to increase nearly 11-fold over the next four years and reach an annual run rate of 190 exabytes by 2018.
•	Cisco announced it worked with Fira de Barcelona and the GSMA to successfully provide one of the world’s largest carrier-grade Wi-Fi networks at the GSMA’s Mobile World Congress 2014 at Fira Gran Via in Barcelona, underscoring the growing importance of Wi-Fi to cellular.
•	Cisco, AT&T, GE, IBM and Intel announced the formation of the Industrial Internet Consortium™, an open membership group focused on breaking down the barriers of technology silos to support better access to big data with improved integration of the physical and digital worlds.
•	Cisco announced Managed Threat Defense, a managed security solution that applies real-time, predictive analytics designed to detect attacks and protect against advanced malware across customers’ extended networks.

Innovation

•	Cisco extended Application Centric Infrastructure (ACI) by introducing the Cisco Application Policy Infrastructure Controller (APIC) Enterprise Module, which extends to the WAN and access networks.
•	Cisco continued delivering on its vision for fog computing with the announcement of Cisco IOx, transforming the network edge into a distributed computing infrastructure for applications that take advantage of the billions of devices already connected in the Internet of Things (IoT).
•	Cisco announced OpenAppID, allowing for the ability to create and integrate new open source application identification capabilities into its Snort engine.
•	Cisco announced an agreement with CableLabs to provide them with core infrastructure and Videoscape components for a new IPTV Innovations Lab in Louisville, Colorado designed to provide cable system operator members with a state-of-the-art location for Internet Protocol (IP) video testing.
•	Cisco and Sony became the first companies to publicly demonstrate the live delivery of full-frame rate 4K 60P content at NAB 2014.

Editor’s Notes:

•	Q3 fiscal year 2014 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, May 14, 2014 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time on May 14, 2014 to 11:59 p.m. Pacific Time on June 1, 2014 at 1-800-945-7422 (United States) or 1-203-369-3952 (international). The replay will also be available via webcast from May 14, 2014 through July 19, 2014 on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 14, 2014. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

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This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our strategy and execution, our ability and plan to return to growth, our goal to be the #1 IT company, financial strength, strong cash generation and value of our business model) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 20, 2014 and September 10, 2013, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 26, 2014 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP effective tax rates, non-GAAP net income per share data, non-GAAP inventory turns and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. Cisco believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because of its intent to return a stated percentage of free cash flow to shareholders in the form of dividends and stock repurchases. Cisco further regards free cash flow as a useful measure because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital investments.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation and other contingencies (such as the supplier component remediation charge in the second quarter of fiscal 2014 and the patent litigation settlement with TiVo, Inc. incurred in the fourth quarter of fiscal 2013), the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2014 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo, Videoscape and the Visual Networking Index are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
REVENUE:
Product	$8,820	$9,559	$26,640	$28,293
Service	2,725	2,657	8,145	7,897

Total revenue	11,545	12,216	34,785	36,190

COST OF SALES:
Product	3,595	3,782	11,665	11,387
Service	944	923	2,756	2,710

Total cost of sales	4,539	4,705	14,421	14,097

GROSS MARGIN	7,006	7,511	20,364	22,093
OPERATING EXPENSES:
Research and development	1,565	1,542	4,701	4,425
Sales and marketing	2,342	2,375	7,030	7,178
General and administrative	460	530	1,426	1,674
Amortization of purchased intangible assets	71	89	207	329
Restructuring and other charges	26	33	336	105

Total operating expenses	4,464	4,569	13,700	13,711

OPERATING INCOME	2,542	2,942	6,664	8,382
Interest income	170	162	508	483
Interest expense	(146)	(145)	(422)	(440)
Other income (loss), net	76	(14)	187	(69)

Interest and other income (loss), net	100	3	273	(26)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,642	2,945	6,937	8,356
Provision for income taxes	461	467	1,331	643

NET INCOME	$2,181	$2,478	$5,606	$7,713

Net income per share:
Basic	$0.42	$0.47	$1.06	$1.45

Diluted	$0.42	$0.46	$1.06	$1.44

Shares used in per-share calculation:
Basic	5,143	5,329	5,271	5,316

Diluted	5,180	5,387	5,311	5,361

Cash dividends declared per common share	$0.19	$0.17	$0.53	$0.45

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
GAAP net income	$2,181	$2,478	$5,606	$7,713
Adjustments to cost of sales:
Share-based compensation expense	51	44	146	136
Amortization of acquisition-related intangible assets	181	146	530	416
Supplier component remediation charge	—	—	655	—
Impact to cost of sales from purchase accounting adjustments to inventory	—	—	—	40
Acquisition-related/divestiture costs	1	—	1	—

Total adjustments to GAAP cost of sales	233	190	1,332	592

Adjustments to operating expenses:
Share-based compensation expense	302	230	867	749
Amortization of acquisition-related intangible assets	71	89	207	329
Acquisition-related/divestiture costs	68	16	483	70
Significant asset impairments and restructurings	26	(17)	336	55

Total adjustments to GAAP operating expenses	467	318	1,893	1,203

Total adjustments to GAAP income before provision for income taxes	700	508	3,225	1,795

Income tax effect of non-GAAP adjustments	(156)	(141)	(649)	(506)
Significant tax matters	(85)	(117)	(154)	(983)

Total adjustments to GAAP provision for income taxes	(241)	(258)	(803)	(1,489)

Non-GAAP net income	$2,640	$2,728	$8,028	$8,019

Diluted net income per share:
GAAP	$0.42	$0.46	$1.06	$1.44

Non-GAAP	$0.51	$0.51	$1.51	$1.50

RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE TAX RATE
	Three Months Ended		Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
GAAP effective tax rate	17.4%	15.9%	19.2%	7.7%
Tax effect of non-GAAP adjustments to net income	3.6%	5.1%	1.8%	13.3%

Non-GAAP effective tax rate	21.0%	21.0%	21.0%	21.0%

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 26, 2014	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$6,241	$7,925
Investments	44,228	42,685
Accounts receivable, net of allowance for doubtful accounts of $247 at April 26, 2014 and $228 at July 27, 2013	4,443	5,470
Inventories	1,528	1,476
Financing receivables, net	4,071	4,037
Deferred tax assets	2,504	2,616
Other current assets	1,273	1,312

Total current assets	64,288	65,521
Property and equipment, net	3,310	3,322
Financing receivables, net	3,537	3,911
Goodwill	24,076	21,919
Purchased intangible assets, net	3,461	3,403
Other assets	3,184	3,115

TOTAL ASSETS	$101,856	$101,191

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$508	$3,283
Accounts payable	1,051	1,029
Income taxes payable	—	192
Accrued compensation	2,813	3,182
Deferred revenue	9,198	9,262
Other current liabilities	4,945	5,048

Total current liabilities	18,515	21,996
Long-term debt	20,384	12,928
Income taxes payable	1,530	1,748
Deferred revenue	3,953	4,161
Other long-term liabilities	1,678	1,230

Total liabilities	46,060	42,063
Total equity	55,796	59,128

TOTAL LIABILITIES AND EQUITY	$101,856	$101,191

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 26, 2014	April 27, 2013
Cash flows from operating activities:
Net income	$5,606	$7,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,811	1,851
Share-based compensation expense	1,009	880
Provision for receivables	48	46
Deferred income taxes	(181)	48
Excess tax benefits from share-based compensation	(84)	(48)
(Gains) losses on investments and other, net	(228)	(68)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,064	(439)
Inventories	(50)	238
Financing receivables	332	(448)
Other assets	180	(41)
Accounts payable	(2)	91
Income taxes, net	(356)	(642)
Accrued compensation	(411)	(48)
Deferred revenue	(309)	(169)
Other liabilities	291	(56)

Net cash provided by operating activities	8,720	8,908

Cash flows from investing activities:
Purchases of investments	(27,884)	(23,969)
Proceeds from sales of investments	14,490	7,279
Proceeds from maturities of investments	12,048	13,234
Acquisition of property and equipment	(950)	(843)
Acquisition of businesses, net of cash and cash equivalents acquired	(2,784)	(6,371)
Purchases of investments in privately held companies	(315)	(140)
Return of investments in privately held companies	119	110
Proceeds from sales of property and equipment	168	57
Other	(30)	(10)

Net cash used in investing activities	(5,138)	(10,653)

Cash flows from financing activities:
Issuances of common stock	1,053	1,193
Repurchases of common stock - repurchase program	(7,965)	(1,554)
Shares repurchased for tax withholdings on vesting of restricted stock units	(345)	(249)
Short-term borrowings, original maturities less than 90 days, net	(2)	(20)
Issuances of debt	8,001	—
Repayments of debt	(3,274)	—
Excess tax benefits from share-based compensation	84	48
Dividends paid	(2,784)	(2,392)
Other	(34)	42

Net cash used in financing activities	(5,266)	(2,932)

Net decrease in cash and cash equivalents	(1,684)	(4,677)
Cash and cash equivalents, beginning of period	7,925	9,799

Cash and cash equivalents, end of period	$6,241	$5,122

Supplemental cash flow information:
Cash paid for interest	$561	$562
Cash paid for income taxes, net	$1,868	$1,236

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

CASH AND CASH EQUIVALENTS AND INVESTMENTS

(In millions)

	April 26, 2014	July 27, 2013
Cash and cash equivalents and investments:
Cash and cash equivalents	$6,241	$7,925
Fixed income securities	42,269	39,888
Publicly traded equity securities	1,959	2,797

Total	$50,469	$50,610

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES

TO FREE CASH FLOW (NON-GAAP)

(In millions)

	Three Months Ended
	April 26, 2014	January 25, 2014	April 27, 2013
Net cash provided by operating activities	$3,198	$2,873	$3,094
Acquisition of property and equipment	(373)	(262)	(291)

Free cash flow	$2,825	$2,611	$2,803

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL

Quarter Ended	Per Share	Amount	Shares	Weighted-Average Price per Share	Amount	Amount
Fiscal 2014
April 26, 2014	$0.19	$974	90	$22.24	$2,005	$2,979
January 25, 2014	$0.17	$896	185	$21.73	$4,020	$4,916
October 26, 2013	$0.17	$914	84	$23.65	$2,000	$2,914

Fiscal 2013
July 27, 2013	$0.17	$918	47	$24.80	$1,160	$2,078
April 27, 2013	$0.17	$905	41	$20.85	$860	$1,765
January 26, 2013	$0.14	$743	25	$20.15	$500	$1,243
October 27, 2012	$0.14	$744	15	$16.44	$253	$997

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	April 26, 2014	January 25, 2014	April 27, 2013
Accounts receivable, net	$4,443	$4,378	$4,942
Days sales outstanding in accounts receivable (DSO)	35	36	37
INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES USED IN INVENTORY TURNS (In millions, except annualized inventory turns)
	Three Months Ended
	April 26, 2014	January 25, 2014	April 27, 2013
Annualized inventory turns - GAAP	11.8	13.8	12.4
Cost of sales adjustments	(0.6)	(2.3)	(0.5)

Annualized inventory turns - non-GAAP	11.2	11.5	11.9

GAAP cost of sales	$4,539	$5,204	$4,705
Cost of sales adjustments:
Share-based compensation expense	(51)	(52)	(44)
Amortization of acquisition-related intangible assets	(181)	(182)	(146)
Supplier component remediation charge	—	(655)	—
Acquisition-related/divestiture costs	(1)	—	—

Non-GAAP cost of sales	$4,306	$4,315	$4,515

DEFERRED REVENUE (In millions)
	April 26, 2014	January 25, 2014	April 27, 2013
Service	$8,746	$8,843	$8,705
Product:
Unrecognized revenue on product shipments and other deferred revenue	3,669	3,549	3,257
Cash receipts related to unrecognized revenue from two-tier distributors	736	852	723

Total product deferred revenue	4,405	4,401	3,980

Total	$13,151	$13,244	$12,685

Reported as:
Current	$9,198	$9,350	$9,055
Noncurrent	3,953	3,894	3,630

Total	$13,151	$13,244	$12,685